                          SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
                              (Amendment No. )


Filed by the Registrant  [X]
Filed by a Party other than the Registrant  [ ]


Check the appropriate box:


[ ] Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by
    Rule 14a-6(3)(2))
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12


                           ZOLTEK COMPANIES, INC.
              (Name of Registrant as Specified in Its Charter)


              THE BOARD OF DIRECTORS OF ZOLTEK COMPANIES, INC.
                 (Name of Person(s) Filing Proxy Statement)


Payment of Filing Fee (Check the appropriate box):

[X] No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11

                  1) Title of each class of securities to which transaction
                     applies: N/A

                  2) Aggregate number of securities to which transaction
                     applies: N/A

                  3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:  N/A

                  4) Proposed maximum aggregate value of transaction: N/A

                  5) Total fee paid: N/A

[ ] Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

                  1) Amount Previously Paid: N/A

                  2) Form, Schedule or Registration Statement No.: N/A

                  3) Filing Party: N/A

                  4) Date Filed: N/A

                                                                   [ZOLTEK logo]



                               January 23, 2007

DEAR FELLOW SHAREHOLDERS:

                  Our Annual Meeting of Shareholders will be held at the Hilton St. Louis Frontenac, 1335 South Lindbergh Boulevard, St. Louis, Missouri at 10:00 a.m., local time, on Wednesday, February 21, 2007. The Meeting will be held in the Ambassadeur Ballroom with complimentary parking and entrance available behind the hotel. The Notice of Annual Meeting of Shareholders, Proxy Statement and Proxy Card which accompany this letter outline fully matters on which action is expected to be taken at the Annual Meeting.

                  We cordially invite you to attend the Annual Meeting. Please RSVP to 314-291-5110 if you plan to attend the meeting. Even if you plan to be present at the meeting, we request that you date, sign and return the enclosed Proxy Card in the envelope provided so that your shares will be represented. The mailing of an executed Proxy Card will not affect your right to vote in person should you later decide to attend the Annual Meeting.

                                      Sincerely,

                                      /s/ Zsolt Rumy

                                      ZSOLT RUMY
                                      Chairman of the Board, President,
                                        Chief Executive Officer and Secretary

Zoltek Companies, Inc. o  3101 McKelvey Rd. o  St. Louis, Missouri 63044 (USA)
o  314/291-5110 o  314/291-8536

                            ZOLTEK COMPANIES, INC.
                              3101 MCKELVEY ROAD
                           ST. LOUIS, MISSOURI 63044



                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                         TO BE HELD FEBRUARY 21, 2007

Dear Shareholder:

                  The Annual Meeting of Shareholders of Zoltek Companies, Inc. (the "Company") will be held at the Hilton St. Louis Frontenac, 1335 South Lindbergh Boulevard, St. Louis, Missouri on Wednesday, February 21, 2007, at 10:00 a.m., local time, for the following purposes:

                  1. To elect three Class II directors to hold office for a term of three years.

                  2. To approve the possible issuance of shares of the Company's Common Stock upon conversion or exercise of securities issued in Company's private placements in May 2006, July 2006, October 2006 and December 2006 of an aggregate of up to $30.0 million purchase amount of senior secured convertible notes and warrants to certain institutional investors in the Company.

                  3. To transact any and all other business that may properly come before the meeting or any adjournment thereof.

                  These items are more fully described in the accompanying Proxy Statement, which is hereby made a part of this Notice. Only shareholders of record of the Company at the close of business on January 5, 2007 are entitled to notice of, and to vote at, the meeting or any adjournment thereof.

                                        By order of the Board of Directors,

                                        /s/ Zsolt Rumy

                                        ZSOLT RUMY
                                        Chairman of the Board, President,
                                          Chief Executive Officer and Secretary

January 23, 2007

                            ZOLTEK COMPANIES, INC.
                              3101 MCKELVEY ROAD
                           ST. LOUIS, MISSOURI 63044



                                PROXY STATEMENT
                                      FOR
                        ANNUAL MEETING OF SHAREHOLDERS
                         TO BE HELD FEBRUARY 21, 2007

                               -----------------

                              GENERAL INFORMATION

                  This Proxy Statement is furnished to the shareholders of ZOLTEK COMPANIES, INC. (the "Company") in connection with the solicitation of proxies for use at the Annual Meeting of Shareholders to be held at the Hilton St. Louis Frontenac, 1335 South Lindbergh Boulevard, St. Louis, Missouri at 10:00 a.m., local time, on Wednesday, February 21, 2007, and at all adjournments thereof (the "Annual Meeting"), for the purposes set forth in the preceding Notice of Annual Meeting of Shareholders.

                  This Proxy Statement, the Notice of Annual Meeting and the accompanying Proxy Card were first mailed to the shareholders of the Company on or about January 23, 2007.

                  The proxy reflected on the accompanying Proxy Card is being solicited by the Board of Directors of the Company. A proxy may be revoked at any time before it is voted by filing a written notice of revocation or a later-dated Proxy Card with the Secretary of the Company at the principal offices of the Company or by attending the Annual Meeting and voting the shares in person. Attendance alone at the Annual Meeting will not of itself revoke a proxy. Proxy Cards that are properly executed, timely received and not revoked will be voted in the manner indicated thereon at the Annual Meeting and any adjournment thereof.

                  The Company will bear the entire expense of soliciting proxies. Proxies will be solicited by mail initially. The directors, executive officers and employees of the Company also may solicit proxies personally or by telephone or other means but such persons will not be specially compensated for such services. Certain holders of record, such as brokers, custodians and nominees, are being requested to distribute proxy materials to beneficial owners and will be reimbursed by the Company for their reasonable expenses incurred in sending proxy materials to beneficial owners.

                  Only shareholders of record at the close of business on January 5, 2007 are entitled to notice of, and to vote at, the Annual Meeting. On such date, there were 27,015,642 shares of the Company's common stock, $.01 par value ("Common Stock"), issued and outstanding.

                  Each outstanding share of the Company's Common Stock is entitled to one vote on each matter to be acted upon at the Annual Meeting. A quorum is required for votes taken at the Annual Meeting to be valid. A quorum will be attained if holders of a majority of the Common Stock issued and outstanding on the record date are represented at the Annual Meeting in person or by proxy. After a quorum has been established, the three nominees receiving the most votes will be elected directors. After a quorum has been established, the vote of the holders of a majority of the Common Stock represented at the meeting in person or by proxy shall be required for the approval of the proposal for the possible issuance of more than 20% of the Company's Common Stock to certain institutional investors in connection with the Company's private placements in May 2006, July 2006, October 2006 and December 2006, as more fully described in Item 2 herein. Except as otherwise required by the Company's Restated

Articles of Incorporation or applicable law, approval of any other matter submitted for a vote of the shareholders at the Annual Meeting requires the vote of the holders of a majority of the Common Stock represented in person or by proxy at the meeting.

                  Shares subject to abstentions will be treated as shares that are represented at the Annual Meeting for purposes of determining the presence of a quorum but as unvoted for purposes of determining the base number of shares voting on a particular proposal. Accordingly, abstentions will have the same effect as a vote withheld on the election of directors or on other matters proposed to be submitted to the shareholders for a vote, as the case may be. If a broker or other nominee holder indicates on the Proxy Card that it does not have discretionary authority to vote the shares it holds of record on a proposal, those shares will not be treated as voted for purposes of determining the approval of the shareholders on a particular proposal.

                VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

                  The following table includes information as to the only persons known to management of the Company to beneficially own 5% or more of the Company's outstanding Common Stock as of January 5, 2007:

                                                         Number of Shares              Percent of Outstanding
Name and Address of Beneficial Owner                   Beneficially Owned(1)               Common Stock(2)
------------------------------------                   ---------------------           ----------------------
Zsolt Rumy                                                  6,257,709(3)                        23.1%

Luxor Capital Group, L.P.                                   1,540,752(4)                         5.7%

-------------------------------

(1) The listed persons have sole voting and investment power with respect to the reported shares.

(2) The percentage calculation is based upon 27,015,642 shares of the Company's Common Stock that were issued and outstanding as of January 5, 2007 and the number of shares subject to options, warrants or conversion rights exercisable by such person within 60 days of January 5, 2007.

(3) The business address of Mr. Rumy is c/o Zoltek Companies, Inc., 3101 McKelvey Road, St. Louis, Missouri 63044.

(4) The information is based on a Schedule 13G, dated December 15, 2006, jointly filed by Luxor Capital Group, LP, Luxor Capital Partners, LP, LCG Select, LLC, Luxor Capital Partners Offshore, Ltd., LCG Select Offshore, Ltd, Luxor Management, LLC, LCG Holdings, LLC and Christian Leon. The business address for each of Luxor Capital Partners, LP, LCG Select, LLC, Luxor Capital Group, LP, Luxor Management LLC, LCG Holdings, LLC and Mr. Leon is 767 Fifth Avenue, 19th Floor, New York, New York 10153. The business address of each of LCG Select, LLC and Luxor Capital Partners Offshore, Ltd, is c/o M&C Corporate Services Limited, P.O. Box 309GT, Usland House, South Church Street, George Town, Grand Cayman, Cayman Islands.

                         ITEM 1. ELECTION OF DIRECTORS

                  Three individuals will be elected at the Annual Meeting to serve as Class II directors of the Company for a term of three years. The three nominees receiving the greatest number of votes at the Annual Meeting will be elected. Shareholders do not have the right to cumulate votes in the election of directors.

                  The persons named as proxies on the accompanying Proxy Card intend to vote all duly executed proxies received by the Board of Directors for the election of James W. Betts, Michael D. Latta and George E. Husman as Class II directors, except as otherwise directed by the shareholder on the Proxy Card. Mr. Betts is currently a director of the Company. If for any reason Mr. Betts, Mr. Latta or Mr. Husman becomes unavailable for election, which is not now anticipated, the persons named in the accompanying Proxy Card will vote for such substitute nominee as is designated by the Board of Directors.

                  The Board of Directors recommends a vote "FOR" the election of James W. Betts, Michael D. Latta and George E. Husman as Class II directors.

                  The name, age, principal occupation or position and other directorships with respect to Mr. Betts, Mr. Latta and Mr. Husman and the other directors whose terms of office will continue after the Annual Meeting is set forth below.

      CLASS II - TO BE ELECTED FOR A TERM OF THREE YEARS EXPIRING IN 2010

                  James W. Betts, age 69, has served as a Director of the Company since 1992. In 2000, he retired as Vice President Raw Materials of Great Lakes Carbon Corp. (a producer of carbon products) in which capacity he had served for more than the preceding five years.

                  Michael D. Latta, age 65, serves as Chairman of the Board of Universe Corporation (a construction engineering and materials distributor) and Chairman of the Board of Res Q Tek, Inc. (a manufacturer of hydraulic and pneumatic rescue equipment). He has served in these positions respectively from 1997 and 1995. Prior to 1995 he was President of Safety Equipment (a manufacturer of emergency vehicle warning equipment) from its founding in 1974.

                  George E. Husman, age __, has been appointed Chief Technology Officer of the Company effective February 1, 2007. Prior to joining the Company, Mr. Husman was the Associate Director for Engineering Research at the University of Alabama at Birmingham since 2004. From 1993 to 2004, Mr. Husman served as the Vice President, Engineering Division, at the Southern Research Institute in Birmingham, Alabama. Prior to 1993, Mr. Husman spent 18 years at the Materials Directorate at Wright-Patterson Air Force Base in various research and management positions, and held various positions with BASF Structural Materials, Inc., including Vice President for Business Development and Vice President for Research & Development.

                 CLASS III - TO CONTINUE IN OFFICE UNTIL 2008

                  Zsolt Rumy, age 64, is the founder of the Company and has served as its Chairman, Chief Executive Officer and President and as a Director since 1975. Prior to founding the Company, Mr. Rumy served as Process Engineer and Industrial Marketing Manager for Monsanto Company, Accounts Manager for General Electric Company and Technical Sales Representative for W.R. Grace Company.

                  Charles A. Dill, age 67, has served as a Director of the Company since 1992. He is currently a Principal of Two Rivers Associates, LLC, a private equity firm, which is the successor to Gateway Associates, LP, where Mr. Dill was a General Partner since 1995. He served as Chief Executive Officer of Bridge Information Systems, Inc. (a provider of online data and trading systems to institutional investors) from 1990 to 1995. Mr. Dill was President of AVX Corporation (a NYSE-listed manufacturer of electronic components) from 1987 to 1990, after spending his earlier career in a number of executive positions with Emerson Electric. Mr. Dill serves as a Director of Stifel Financial Corp., the parent of Stifel, Nicolaus & Company (a securities brokerage and investment banking firm) and TransAct Technologies (a manufacturer of transaction-based printers), as well as several private companies.

                  CLASS I - TO CONTINUE IN OFFICE UNTIL 2009

                  Linn H. Bealke, age 62, has served as a Director of the Company since 1992. For more than five years prior to October 2002, he was President and Director of Mississippi Valley Bancshares, Inc. (a bank holding company) and Vice Chairman of Southwest Bank of St. Louis (a commercial bank). In October 2002, Mississippi Valley Bancshares, Inc. was merged into Marshall and Ilsley Corporation. Mr. Bealke continued to serve as Vice Chairman of Southwest Bank of St. Louis until his retirement in December 2004.

                  John L. Kardos, age 67, has served as a Director of the Company since 1992. For more than the six years before his retirement in May 2005, he was Lopata Professor of Chemical Engineering at Washington University, St. Louis, Missouri. He currently holds the position of Professor Emeritus. From fiscal 2000 to the present, Dr. Kardos has served as a consultant to the Company on a part-time basis to assist the Company in evaluating technology matters. From 1971 to 1991, he was Chairman of the Graduate Program in Materials Science and Engineering and Director of the Materials Research Laboratory of Washington University. He also served as Chairman of the Department of Chemical Engineering of Washington University from 1991 to 1998.

                       BOARD OF DIRECTORS AND COMMITTEES

                  During the fiscal year ended September 30, 2006, the Board of Directors of the Company met seven times. The Board has determined that each of Messrs. Bealke, Betts, Dill and Kardos qualify as independent directors in accordance with the listing standards and rules of the Nasdaq Stock Market, Inc. ("Nasdaq"). The Board has a standing Audit Committee and Compensation Committee. Each director attended not less than 75% or more of the aggregate number of meetings of the Board of Directors and committees of which such director was a member during fiscal 2006. It is the Company's policy to strongly encourage its Board members to attend the annual meeting of shareholders. At the last Annual Meeting, all of the directors were in attendance.

                  The members of the Audit Committee are Messrs. Betts and Dill, all of whom are considered independent under the listing standards of Nasdaq. Mr. Dill serves as the Audit Committee's financial expert. The Audit Committee operates under a written charter adopted by the Board of Directors. The Audit Committee reviews the scope of the Company's engagement of its independent public accountant and their reports. The Audit Committee also meets with the financial staff of the Company to review accounting procedures and reports. The Audit Committee met four times in fiscal 2006. It is anticipated that Mr. Latta will be appointed to the Audit Committee effective as of his election as a director at the Annual Meeting. Mr. Latta is considered independent under the listing standards and rules of Nasdaq.

                  The Compensation Committee is comprised of Messrs. Betts and Dill, each of whom is considered independent under the listing standards of Nasdaq. The Compensation Committee is authorized to review and make recommendations to the Board of Directors regarding the salaries and bonuses to be paid executive officers and to administer the Company's Long Term Incentive Plan. Members of the Compensation Committee met one time in fiscal 2006 and consulted informally with each other and with members of management from time to time in fiscal 2006.

                  Nominees for director are recommended for selection by the Board of Directors by a majority of the independent directors. In light of the number of independent directors and the lack of nominations by shareholders in the past, the Board of Directors has not adopted a formal nominating committee or nominating committee charter. The independent directors will consider nominees recommended by shareholders. Any shareholder wishing to nominate a candidate for director at a shareholders meeting must submit a proposal as described under "Proposals of Shareholders" and furnish certain information about the proposed nominee. The notice submission should include information on the candidate for director, including the proposed candidate's name, age, business address, residence address, principal occupation or employment for the previous five years, and class or series and number of shares of the Company's Common Stock owned beneficially or of record. In considering a potential nominee for the Board, shareholders should note that the rules of Nasdaq require that a majority of the Board of Directors be independent, as defined by Nasdaq rules. Further, the candidates should evidence: personal characteristics of the highest personal and professional ethics, integrity and values; an inquiring and independent mind and practical wisdom and mature judgment; broad training and experience at the policy-making level in business, government or community organizations; expertise that is useful to the Company and complementary to the background and experience of other Board members; willingness to devote a required amount of time to carrying out the duties and responsibilities of Board membership; commitment to serve on the Board over a period of several years to develop knowledge about the Company, its strategy and its principal operations; willingness to represent the best interests of all constituencies and objectively appraise management performance; and involvement in activities or interests that do not create a conflict with the director's responsibilities to the Company. The notice submission should be addressed to the Company's Board of Directors, c/o Zoltek Companies, Inc., 3101 McKelvey Road, St. Louis, Missouri 63044.

                  Shareholders who desire to communicate with members of the Board should send correspondence addressed to Board of Directors, c/o Zoltek Companies, Inc., 3101 McKelvey Road, St. Louis, Missouri 63044. All appropriate shareholder correspondence is forwarded directly to the members of the Board of Directors. The Company does not, however, forward sales or marketing materials or correspondence not clearly identified as shareholder correspondence.

                                DIRECTORS' FEES

                  Directors who are not also employees of the Company are paid $750 per board meeting attended. In addition, each of the directors who is not also an employee of the Company (an "Eligible Director") participates in the Zoltek Directors Stock Option Plan (the "Directors Plan"). The Directors Plan provides for the granting of non-qualified stock options to Eligible Directors. Under the Directors Plan, each person who is an Eligible Director on the first business day after the date of the Company's annual meeting of shareholders is granted options to acquire 7,500 shares of Common Stock. In addition, newly elected directors who are not also employees also receive an initial grant of options to purchase 7,500 at the time of their election. The Directors Plan otherwise does not establish a limit on the aggregate number of options that may be granted thereunder. Options granted pursuant to the Directors Plan entitle the director to purchase the Company's Common Stock at a price equal to the Fair Market Value (as defined in the Directors Plan) on the date of grant. The option by its terms is not transferable by the director except by will or the laws of descent and distribution or pursuant to a qualified domestic relations order. The option is exercisable during the director's lifetime solely by the director. Each option is immediately exercisable as to any or all shares and may be exercised at any time or from time to time. Options that are outstanding and unexercised at the time the holder ceases to be a director of the Company for any reason terminate on the first to occur of the expiration date of the option or the expiration of 24 months after the date the holder ceases to be a director. Unless exercised or terminated sooner, each option expires on the tenth anniversary of the date of grant.

                       SECURITY OWNERSHIP BY MANAGEMENT

                  The following table indicates, as of January 5, 2007, the beneficial ownership of the Company's Common Stock by each director of the Company, each nominee for election as a director of the Company, the executive officers and former executive officers named in the Summary Compensation Table and all directors and executive officers of the Company as a group:

                                                                     Number of Shares
Name of Beneficial Owner                                            Beneficially Owned        Percent of Class(1)
------------------------                                            ------------------        -------------------
Zsolt Rumy                                                              6,257,709                     23.1%
Kevin Schott                                                               40,000                         *
Linn H. Bealke                                                            373,615(2)                   1.3%
James W. Betts                                                             96,682(3)                      *
Charles A. Dill                                                           244,861(4)                   1.0%
John L. Kardos                                                             85,000(5)                      *
Michael D. Latta                                                         ________                   _______
George E. Husman                                                         ________                   _______
All directors and executive officers as a group (9 persons)              ________(6)                 _____%

--------------------------------------

*   Less than one percent

(1) Based upon 27,015,642 shares of the Company's Common Stock issued and outstanding as of January 5, 2006 and, for each director or executive officer or the group, the number of shares subject to options, warrants or conversion rights that may be acquired upon exercise thereof by such director or executive officer or the group within 60 days of January 5, 2006.

(2)  Includes 52,500 shares subject to presently exercisable stock options.

(3) Includes (i) 30,000 shares subject to presently exercisable stock options and (ii) an aggregate of 28,571 shares deemed to be beneficially owned by Mr. Dill by virtue of his right to convert certain convertible debentures issued by the Company into Common Stock.

(4)  Includes 75,000 shares subject to presently exercisable stock options.

(5)  Includes 75,000 shares subject to presently exercisable stock options.

(6) Includes (i) 232,500 shares subject to presently exercisable stock options and (ii) an aggregate of 28,571 shares deemed to be beneficially owned by Mr. Dill by virtue of his right to convert certain convertible debentures issued by the Company into Common Stock.

                      COMPENSATION OF EXECUTIVE OFFICERS

                  For the fiscal years ended September 30, 2006, 2005 and 2004, the following table sets forth summary information concerning compensation awarded or paid to, or earned by, the Chief Executive Officer, Chief Financial Officer and former Chief Operating Officer, who were the only executive officers or former executive officers of the Company whose salary and bonus exceeded $100,000 for the fiscal year ended September 30, 2006.

                                                                               Long Term
                                                                              Compensation
                                                   Annual                     ------------
                                                Compensation                   Securities
                                                ------------                   Underlying
Name and Principal Position                  Year       Salary($)           Options/SARs(#)
---------------------------                  ----       ---------           ---------------
Zsolt Rumy                                   2006     $225,000                    --/--
Chairman of the Board, President             2005     $225,000                    --/--
and Chief Executive Officer                  2004     $225,000                    --/--

Kevin Schott                                 2006     $200,000                10,000/--
Chief Financial Officer                      2005     $184,375                    --/--
                                             2004     $202,083(1)             40,000/--

David Harding                                2006     $140,625                    --/--
Former Chief Operating Officer(2)            2005     $131,250               100,000/--

-----------------------

(1) Mr. Schott became the Company's Chief Financial Officer as of March 1, 2004; prior to that date he was a consultant for the Company. Included in his compensation for fiscal 2004 is $100,000 in fees paid to him prior to March 1, 2004.

(2) Mr. Harding's employment with the Company terminated effective January 19, 2006.

                       OPTION GRANTS IN LAST FISCAL YEAR

                  The following table sets forth information concerning stock option grants made in the year ended September 30, 2006, to the executive officers and former executive officers named in the Compensation of Executive Officers Table.

                                           INDIVIDUAL GRANT
                         -------------------------------------------------------       POTENTIAL REALIZABLE VALUE
                                        PERCENT OF                                      AT ASSUMED ANNUAL RATES
                          NUMBER OF    TOTAL OPTIONS                                   OF STOCK PRICE APPRECIATION
                          SECURITIES     GRANTED TO                                         FOR OPTION TERM(2)
                          UNDERLYING    EMPLOYEES IN    EXERCISE OR                         ------------------
                           OPTIONS         FISCAL       BASE PRICE     EXPIRATION
   NAME                  GRANTED (#)      YEAR (%)        ($/SH)         DATE(1)        5% ($)              10% ($)
   ----                  -----------      --------        ------         -------        ------              -------
Zsolt Rumy                     --             --             --             --             --                --
Kevin Schott               10,000(3)         6.5%           $8.60       12/31/2006     $54,085         $137,062
David Harding                  --             --             --             --             --                --

----------------------------

(1) The options expire on the earlier of: ten years after grant; three months after termination of employment, except in the case of retirement, death or total disability; or 12 months after termination of employment in the case of retirement, death or total disability.

(2) The indicated 5% and 10% rates of appreciation are provided to comply with Securities and Exchange Commission regulations and do not necessarily reflect our views as to the likely trend in the price of the Common Stocks. Actual gains, if any, on stock option exercises and common stock holdings will be dependent on, among other things, the future performance of the Common Stock and overall market conditions. There can be no assurance that the amounts reflected above will be achieved. Additionally, these values do not take into consideration the provisions of the options providing for nontransferability or delayed exercisability.

(3) The options become exercisable with respect to one-half of the total option shares on October 1, 2006, and the remainder of the options become exercisable on October 1, 2007.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION
VALUES

                  The following table sets forth information with respect to the exercise of stock options by the executive officers and former executive officer named in the Summary Compensation Table during the year ended September 30, 2006, and the number of exercisable and unexercisable stock options at September 30, 2006, as well as the value of such stock options having an exercise price lower than the closing price on September 30, 2006 ("in-the-money" options) held by the executive officers and former executive officer named in the Summary Compensation Table.

                                                                                                    VALUE OF
                                                                   NUMBER OF SECURITIES            UNEXERCISED
                                                                  UNDERLYING UNEXERCISED          IN-THE-MONEY
                                                                     OPTIONS AT FISCAL          OPTIONS AT FISCAL
                                    SHARES                             YEAR-END (#)               YEAR-END ($)
                                 ACQUIRED ON         VALUE             EXERCISABLE/               EXERCISABLE/
       NAME                      EXERCISE (#)     REALIZED ($)         UNEXERCISABLE             UNEXERCISABLE(1)
       ----                      ------------     ------------         -------------             -------------
Zsolt Rumy                         225,000        $4,656,000                -- / --                   $-- / --

Kevin Schott                        25,000          $511,350            -- / 35,000              -- / $680,150

David Harding                       37,500          $523,875                -- / --                    -- / --

-----------------------

(1) Based on a price per share of $25.55, the closing price of our common stock on September 29, 2006.

                     REPORT OF THE COMPENSATION COMMITTEE
                       REGARDING EXECUTIVE COMPENSATION

                  The Company's executive compensation policy is established by the Compensation Committee of the Board of Directors and is administered by the Company's management. The Committee's compensation policies are based upon the principle that the financial rewards of the Company's executives should be aligned with the financial interests of its shareholders. In this manner, the Company seeks to meet its ultimate responsibility to its shareholders by striving to create superior long-term return on their investment through achievement of the Company's long-term strategy, earnings growth and the prudent management of the Company's business.

                  In determining the appropriate level of executive compensation in fiscal 2006, the Committee considered the Company's financial results during the period and management's continuing efforts over the past several years in achieving the Company's goal of building long-term shareholder value through the commercialization of carbon fibers. The Committee did not assign specific weights to individual factors, but rather considered all such factors as a whole. Components of the Company's executive compensation policy in fiscal 2006 consisted of base salary, non-cash benefits and long-term compensation. In determining its policy, the Committee also considered the accomplishments of management in fiscal 2006 toward the Company's long-term strategic plan.

                  The Company's long-term incentive compensation program consists of stock option grants to the Company's executives, which grants have been linked to the strategic plan to become the world's leading commercial carbon fiber producer. Each of such grants include provisions pursuant to which such options vest. During fiscal 2006, stock options were granted to new employees joining the Company as well as to existing employees.

                  In considering the advisability of paying short-term compensation for fiscal 2006, the Committee determined that, while significant contributions were made by executive management during fiscal 2006 toward the Company's strategic plan, no cash bonuses should be paid to executive officers for fiscal 2006 due to the Company's net loss for the year.

                  Mr. Rumy's base salary was $275,000 from October 1, 2001 to January 1, 2002. At Mr. Rumy's suggestion and in connection with the cost reduction initiatives recently undertaken by the Company, Mr. Rumy's annual base salary was reduced to $225,000 effective January 1, 2002 and has remained at that level through fiscal 2006. In August 2006, the Compensation Committee increased Mr. Rumy's compensation to $500,000 per year. The Committee concluded that such increase was advisable in view of Mr. Rumy's contributions toward the Company's growth, improved results of operations and increased stock price. In addition, the Committee determined the increase would facilitate the recruitment of qualified executives who would command higher salaries than Mr. Rumy previously was paid. Mr. Rumy's base salary remains below the level which the Committee believes the Company could otherwise expect to pay for an executive of Mr. Rumy's background and responsibilities. Mr. Rumy did not receive a bonus for fiscal 2006.

                  Although the foregoing describes the Committee's current compensation policies applicable to the Company's executive officers, the Committee reserves the right to amend these policies at such times in the future and in such manner as the Committee deems necessary or advisable.

                  Section 162(m) of the Internal Revenue Code of 1986, as amended, generally limits federal income tax deductions for compensation paid after 1993 to the chief executive officer and the four other most highly compensated officers of the Company to $1 million per year, but contains an exception for performance-based compensation that satisfies certain conditions. In making compensation decisions, the Committee will consider the net cost of compensation to the Company and whether it is practicable and consistent with other compensation objectives to qualify the Company's incentive compensation under the applicable exemption of Section 162(m). The Committee anticipates that deductibility of compensation payments will be one among a number of factors used by the Committee in ascertaining appropriate levels or modes of compensation, and the Committee will make its compensation decisions based upon an overall determination of what it believes to be in the best interests of the Company and its shareholders.

       SUBMITTED BY THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS
                     CHARLES A. DILL       JAMES W. BETTS



                       REPORT OF THE AUDIT COMMITTEE OF
                            THE BOARD OF DIRECTORS

                  The Audit Committee of the Board of Directors (the "Audit Committee") oversees the Company's financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process including the systems of internal controls. The Audit Committee operates pursuant to a written charter which was amended and restated by the Board of Directors on December 6, 2003. The Company's independent accountants, PricewaterhouseCoopers LLP, are responsible for expressing an opinion on the conformity of the Company's audited financial statements to generally accepted accounting principles. The Board of

Directors has determined that the members of the Audit Committee are independent within the meaning of the listing standards of Nasdaq.

                  In fulfilling its oversight responsibilities, the Audit Committee reviewed the audited financial statements in the Company's Annual Report with management, including a discussion of the quality, and not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements. The Audit Committee meets with the independent accountants, with and without management present, to discuss the scope and plans for the audit, results of their examinations, their evaluations of the Company's internal controls, and the overall quality of the Company's financial reporting. The Audit Committee reviewed with the independent accountants the acceptability of the Company's accounting principles and such other matters as are required to be discussed with the Audit Committee under generally accepted auditing standards including, but not limited to, those matters under SAS 61 (Codification of Statements on Auditing Standards). In addition, the Audit Committee has discussed with the independent auditors the auditors' independence from management and the Company, including the matters in the written disclosures required by the Independence Standards Board Standard No.
1. The Audit Committee met four times during fiscal 2006.

                  In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors, and the Board approved, that the audited financial statements be included in the Annual Report on Form 10-K for the fiscal year ended September 30, 2006, for filing with the Securities and Exchange Commission.

          SUBMITTED BY THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
                     JAMES W. BETTS       CHARLES A. DILL

                               PERFORMANCE GRAPH

                  The following Performance Graph compares the cumulative total shareholder return, including the reinvestment of dividends, on the Company's Common Stock with the cumulative return of the NASDAQ Industrial Index and the Russell 2000 Index for the five-year period from September 30, 2001 to September 30, 2006.


                              [PERFORMANCE GRAPH]


                            ASSUMES $100 INVESTED ON SEPTEMBER 30, 2001 IN
                                 ZOLTEK COMPANIES, INC. COMMON STOCK,
                                    THE NASDAQ INDUSTRIAL INDEX AND
                                        THE RUSSELL 2000 INDEX

---------------------------- ----------- ------------ ----------- ----------- ----------- -----------
                              9/30/2001    9/30/2002   9/30/2003   9/30/2004   9/30/2005   9/30/2006
---------------------------- ----------- ------------ ----------- ----------- ----------- -----------
Zoltek Companies, Inc.           100.00        62.81       98.25      315.09      461.40      896.49
---------------------------- ----------- ------------ ----------- ----------- ----------- -----------
NASDAQ Industrial Index          100.00        85.79      128.19      153.95      165.25      194.04
---------------------------- ----------- ------------ ----------- ----------- ----------- -----------
The Russell 2000 Index           100.00        89.48      120.45      141.51      164.82      179.22
---------------------------- ----------- ------------ ----------- ----------- ----------- -----------

                             CERTAIN TRANSACTIONS

                  In February 2003, the Company issued and sold to a group of 14 investors, including Messrs. Bealke, Dill, McDonnell and Rumy, subordinated convertible debentures in the aggregate principal amount of $8.1 million. During fiscal 2006, the Company paid interest under the convertible debentures of $76,352 to Mr. Rumy.

                  During fiscal 2006, in connection with the Company's operations, the Company from time to time chartered an airplane from a corporation wholly owned by Mr. Rumy, the Chairman, President and Chief Executive Officer of the Company. The total of all such charter payments made by the Company during fiscal 2006 was $105,695.

                  During fiscal 2006, Dr. Kardos, who is a director of the Company, performed various consulting services for the Company related to evaluating technology aspects of the Company's business. During fiscal 2006, the Company paid Dr. Kardos an aggregate of $92,166 for such consulting services.

                  The Company believes that all of the transactions with affiliates set forth above were made on terms not less favorable to the Company than would have been obtained from unaffiliated third parties.

     PROPOSAL NO. 2 - POSSIBLE ISSUANCE OF SHARES OF COMMON STOCK EQUAL TO
         MORE THAN 20% OF THE COMPANY'S OUTSTANDING COMMON STOCK UPON CONVERSION OR EXERCISE OF SECURITIES ISSUED OR ISSUABLE IN THE PRIVATE
                            PLACEMENT TRANSACTIONS

                  On September 30, 2005, the Company announced that it had entered into an agreement for the private placement of up to $50 million aggregate principal amount of 7.5% senior secured convertible notes (the "September 2005 Notes") pursuant to the terms of a Loan and Warrant Agreement, dated as of September 29, 2005 (the "Loan Agreement"), among the Company and a group of institutional investors. Under the Loan Agreement, the September 2005 Notes would be issued in up to four tranches, with the first tranche being for $5 million principal amount of notes, the second tranche for up to $15 million principal amount of notes, the third tranche for up to $20 million principal amount of notes, and the fourth tranche for up to $10 million principal amount of notes.

                  The closing of the funding of the first tranche was completed on September 30, 2005, and closing of the second tranche was completed on November 30, 2005. On February 6, 2006, the Company completed the closing of $10 million principal amount of notes pursuant to the third tranche. In connection with the closing, the institutional investors waived certain conditions in the Loan Agreement with respect to the timing of the funding of the third tranche, including the condition requiring an effective registration statement covering resale of the shares of Common Stock issuable in connection with the first tranche and the second tranche.

                  On April 28, 2006, the Company announced that it had entered into an Amendment No. 1 to Loan and Warrant Agreement and Registration Rights Agreement, dated as of April 28, 2006 (the "First Amendment"), which amended various terms of the Company's previously announced Loan Agreement. The First Amendment, among other things, provided for an additional $10 million of senior convertible notes to be issued under the Loan Agreeement, thereby permitting the Company to fund up to an additional $30 million of senior convertible notes under the Loan Agreement.

                  Under the First Amendment, the terms of the original Loan Agreement were revised to provide that the remaining $30 million of funding under the Loan Agreement will be made in two separate closings of $20 million and $10 million, respectively. The senior convertible notes issued under the Loan Agreement pursuant to the First Amendment (the "Additional September 2005 Notes") are convertible into shares of the Company's Common Stock at an intial conversion price of $25.51 per share (subject to adjustment). The Additional September 2005 Notes will mature 42 months from the closing date and bear interest, payable quarterly, at the rate of 7.5% per annum for 18 months, and therafter at LIBOR plus four percent per annum. The interest on the Additional September 2005 notes may be paid in cash or, at the Company's option, in Common Stock if certain conditions are satisfied as set forth in the Additional September 2005 Notes. If the Company chooses to pay the interest in Common Stock, the price will be based on 90% of the average of the daily volume weighted average price for the 20 days prior to the interest payment date. The Additional September 2005 Notes are secured by a pledge of certain real property and fixed assets associated with the operations of Zoltek Rt., the Compay's Hungarian subsidiary.

                  Pursuant to the First Amendment, in connection with the additional $30 million of Additional September 2005 Notes the Company issued to the investors warrants to purchase an aggregate of up to 411,611 shares of Common Stock at an initial exercise price of $28.06 per share, and up to 111,113 shares of Common Stock at an initial exercise price of $.01 per share (collectively, the "Additional September 2005 Warrants"). The Additional September 2005 warrants have five-year terms.

                  The conversion prices of the Additional September 2005 Notes and the exercise prices of the Additional September 2005 Warrants are both subject to adjustment under certain circumstances, as set forth in the Additional September 2005 Notes and the Additional September 2005 Warrants. The number of shares of Common Stock issuable under the Additional September 2005 Notes and the Additional September 2005 Warrants may be adjusted based upon the occurrences of certain events described therein such as declaration of a stock dividend, a subdivision or combination of the Company's outstanding shares of Common Stock, a reclassification of the Company's outstanding securities (including due to reorganization of the Company) or the issuance of common equity securities at a price less than the applicable conversion or exercise price.

                  The first closing under the First Amendment was completed on May 15, 2006, and on such date the Company issued to the investors $20 millon aggregate principal amount of Additional September 2005 Notes. In addition, the Company also issued to the investors Additional September 2005 Warrants to purchase up to an aggregate of 111,113 shares of Common Stock with an exercise price of $.01 per share and Additional September 2005 Warrants to purchase up to 274,406 shares of Common Stock with an exercise of $28.06 per share. The second closing under the First Amendment was completed on July 6, 2006, and on such date the Company issued to the investors $2.5 million aggregate principal amount of Additional September 2005 Notes and Additional September 2005 Warrants to purchase up to an aggregate of 34,370 shares of common stock with an exercise price of $28.06 per share. The third closing under the First Amendment was completed on October 24, 2006, and effective as of such date the Company issued to the investors $7.5 million aggregate principal amount of Additional September 2005 Notes and Additional September 2005 Warrants to purchase up to an aggregate of 102,835 shares of Common Stock with an exercise price of $28.06 per share.

                  On December 14, 2006, the Company announced that its had entered into an Amendment No. 2 to Loan and Warrant Agreement and Registration Rights Agreement, dated as of December 14, 2006 (the "Second Amendment"), which amends various terms of the Company's previously announced Loan Agreement, as amended by the First Amendment, with a group of institutional investors. Pursuant to the Second Amendment, the investors agreed to exercise certain previously issued warrants to purchase an aggregate of 827,789 shares of Common Stock. In addition, under the Second Amendment the Company issued the investors warrants to purchase additional 827,789 shares of Common Stock with an initial exercise price of $28.06 per share and a six-year term (the "December 2006 Warrants). Pursuant to the Second Amendment, the investors also agreed to waive certain penalties and defaults under the Loan

Agreement and the Company agreed to file a registration statement covering the additional shares of Common Stock issuable in connection with such warrants. The exercise price of the December 2006 Warrants is subject to adjustment under certain circumstances, as set forth in the warrants. The number of shares of Common Stock issuable under the December 2006 Warrants may be adjusted based upon the occurrences of certain events may be adjusted based upon the occurrences of certain events described therein such as declaration of a stock dividend, a subdivision or combination of the Company's outstanding shares of Common Stock, a reclassification of the Company's outstanding securities (including due to reorganization of the Company) or the issuance of common equity securities at a price less than the applicable exercise price.

NASDAQ RULES

                  Nasdaq Marketplace Rule 4350 (i)(1)(D)(ii) requires shareholder approval of a transaction, other than a public offering, involving the sale, issuance or potential issuance by an issuer of common stock (or securities convertible into or exercisable for common stock) if the number of shares of common stock to be issued is or may be equal to 20% or more of the common stock, or 20% or more of the voting power, outstanding before the issuance, for less than the greater of book or market value of the stock at the time of issuance (the "20% Rule"). If shareholder approval is not obtained, the issuer would not be permitted to issue any shares above the 20% threshold.

POSSIBLE ISSUANCE OF MORE THAN 20%

                  At the Company's 2006 Annual Meeting, the Company's shareholders approved the issuance of shares upon the conversion of the first and second tranches of the September 2005 Notes and the shares issuable upon exercise of the related warrants. Shareholder approval of the issuance of shares of Common Stock issuable upon the conversion of the Additional September 2005 Notes and the exercise of the Additional September 2005 Warrants and December 2006 Warrants is necessary in order to comply with the 20% Rule. Due to the similar nature of the financings under the Loan Agreement, the Nasdaq staff has advised the Company that, in the staff's view, the Company must aggregate the Additional September 2005 Notes, Additional September 2005 Warrants and December 2006 Warrants with other recent financings by the Company in determining the applicability of the 20% Rule.

                  In total, the Company may issue up to 2,816,791 shares (subject to adjustment) of Common Stock in connection with the Additional September 2005 Notes, Additional 2005 Warrants and the December 2006 Warrants, which amount assumes that all remaining interest on the Additional September 2005 Notes is paid in shares of Common Stock, utilizing an assumed daily volume weighted average price of the Common Stock of $25.51. The 2,816,791 shares of Common Stock include:

                  o up to 1,491,747 shares of Common Stock that may be issued in connection with the Additional September 2005 Notes;

                  o up to 497,255 shares of Common Stock that may be issued in connection with the Additional September 2005 Warrants; and

                  o up to 827,789 shares of Common Stock that may be issued in connection with the December 2006 Warrants.

                  The 2,816,791 shares of Common Stock would have equaled 10.4% of the 27,015,642 outstanding shares of Common Stock on January 5, 2005.

                  The Nasdaq staff has advised the Company that, in the staff's view, the total number of shares of Common Stock that my be issued in connection with the financings described above at less than the greater of book or market value could exceed 20% of the outstanding Common Stock of the Company, therefore, shareholder approval is required pursuant to Nasdaq Marketplace Rule 4350. Pursuant to the terms of the First Amendment and the Second Amendment, the Company agreed to seek shareholder approval of the possible issuance to the investors or their transferees of shares in excess of the 20% Rule. Pursuant to the terms of the Additional September 2005 Notes, Additional September 2005 Warrants and the December 2006 Warrants, the number of shares of Common Stock which may be acquired by any individual investor is limited to an amount, when combined with all of shares of Common Stock beneficially owned by the investor and its affiliates, equal to not more than 9.9% of the total number of issued and outstanding shares of Common Stock.

                  If shareholder approval is not obtained and the 20% Rule limitation was reached, the Company would be forced to pay interest in cash, resulting in less available cash to fund its operations. Additionally, if shareholder approval is not obtained, the investors would be prohibited from converting their Additional September 2005 Notes and from exercising their Additional September 2005 Warrants and December 2006 Warrants if in doing so the 20% Rule would be violated, resulting in a likely reduction in the value of such securities. Any reduction in the value of the Company's securities may make it more difficult for the Company to raise additional financing in the future.

BOARD RECOMMENDATIONS; REASONS

                  The Board of Directors believes that it is in the Company's best interest for the investors in the September 2005 financing to be able to convert their Additional September 2005 Notes and exercise their Additional September 2005 Warrants and December 2006 Warrants, and for the Company, if it so elects, to be able to pay interest on the senior convertible notes in Common Stock for an aggregate amount of Common Stock that may exceed the Nasdaq 20% share limitation.

                  Approval of this Proposal No. 2 by the shareholders would satisfy the shareholder approval requirements of the Nasdaq Marketplace Rule 4350 for below-market issuances of 20% or more of the outstanding Common Stock or voting power of the Company.

                  Pursuant to agreements required in the September 2005 financing, members of the Company's Board of Directors, who collectively own _________ shares of the Company's Common Stock, have agreed to vote for Proposal No. 2.

                  The Board of Directors recommends that you vote FOR the proposal to approve the issuance of shares of the Company's Common Stock which may be issued pursuant to the Additional September 2005 Notes, Additional September 2005 Warrants and December 2006 Warrants described above, as required by Nasdaq Marketplace Rule 4350 for below-market issuances of 20% or more of the outstanding Common Stock or voting power of the Company. Presently, up to 2,816,791 shares of Common Stock are issuable, which amount is subject to adjustment as provided under the terms of the September 2005 Financing.

                         DESCRIPTION OF CAPITAL STOCK

GENERAL

                  The Company is authorized to issue 50,000,000 shares of Common Stock, par value $.01 per share, and 1,000,000 shares of Preferred Stock, par value $.01 per share, which may be issued in one or more series. As of January 5, 2007, 27,015,642 shares of Common Stock were outstanding and no shares of Preferred Stock were outstanding.

COMMON STOCK

                  The holders of Common Stock are entitled to one vote for each share held of record on all matters to be voted on by shareholders. There is no cumulative voting with respect to the election of directors, with the result that the holders of more than 50% of the shares voting for the election of directors can elect all of the directors then standing for election. The Company's Restated Articles of Incorporation provide for a classified Board of Directors with three classes serving staggered three-year terms so that a maximum of one-third of the directors can be elected at any annual meeting. This provision could have the effect of delaying, deferring or preventing a change in control of the Company. The holders of Common Stock are entitled to receive dividends when, as and if declared by the Board of Directors out of legally available funds. In the event of liquidation, dissolution or winding up of the Company, the holders of Common Stock would share ratably in all remaining assets which are available for distribution to them after payment of liabilities and after provision has been made for each class of stock, if any, having preference over the Common Stock. Holders of shares of Common Stock, as such, have no conversion, preemptive or other subscription rights, and there are no redemption provisions applicable to the Common Stock. All of the outstanding shares of Common Stock are fully paid and nonassessable.

PREFERRED STOCK

                  The Company is authorized to issue Preferred Stock which such designations, rights and preferences as may be determined from time to time by the Board of Directors. Accordingly, the Board of Directors is empowered, without further shareholder approval, to issue Preferred Stock with dividend, liquidation, conversion, voting or other rights which could adversely affect the voting power or other rights of the holders of the Company's Common Stock. In the event of issuance, the Preferred Stock could be utilized, under certain circumstances, as a method of discouraging, delaying or preventing a change in control of the Company. The Company has no present intention to issue any shares of its Preferred Stock.

DIVIDENDS

                  The Company presently intends to retain future earnings in order to provide funds for the operation and expansion of its business. Furthermore, the declaration and payment of cash dividends is prohibited without the consent of certain of the Company's lenders. Future dividends, if any, also will depend, in the discretion of the Board of Directors, on the Company's earnings, financial condition, capital requirements and other relevant factors.

SHAREHOLDER NOMINATIONS AND PROPOSALS

                  The Company's By-laws provide for advance notice requirements for shareholders' nominations and proposals at annual meetings of the Company. At annual meetings, generally shareholders may submit nominations for directors or other proposals only upon written notice to the Company not less than 30 nor more than 60 days prior to the anniversary date of the previous year's annual meeting. Notwithstanding the foregoing, in the event that less than 40 days' advance notice of an annual shareholders meeting is given, a shareholder nomination or proposal (as the case may be) must be made within ten days of the date of such notice.

TRANSFER AGENT

                  UMB Bank, N.A., St. Louis, Missouri, is the Transfer Agent and the Registrar of the Common Stock.

MISSOURI TAKEOVER STATUTES

                  Under Missouri law, a person (or persons acting as a group) who acquires 20% or more of the outstanding stock of an "issuing public corporation" will not have voting rights, unless: (i) such acquiring person satisfies certain statutory disclosure requirements, and (ii) the restoration of voting rights to such acquiring person is approved by the issuing public corporation's shareholders. Additional shareholder approval is required to restore voting rights when an acquiring person has acquired one-third and a majority, respectively, of the outstanding stock of the issuing public corporation.

                  Missouri law also regulates a broad range of "business combinations" between a "resident domestic corporation" and an "interested shareholder." "Business combination" is defined to include, among other things, mergers, consolidations, share exchanges, asset sales, issuances of stock or rights to purchase stock and certain related party transactions. "Interested shareholder" is defined as a person who: (i) beneficially owns, directly or indirectly, 20% or more of the outstanding voting stock of a resident domestic corporation or (ii) is an affiliate of a resident domestic corporation and at any time within the last five years has beneficially owned 20% or more of the voting stock of such corporation. Missouri law prohibits a resident domestic corporation from engaging in a business combination with an interested shareholder for a period of five years following the date on which the person became an interested shareholder, unless the Board of Directors approved the business combination before the person became an interested shareholder. Business combinations after the five-year period following the stock acquisition date are permitted only if (i) the Board of Directors approved the acquisition of the stock prior to the acquisition date, (ii) the business combination is approved by the holders of a majority of the outstanding voting stock (other than the interested shareholder), and (iii) the consideration to be received by shareholders meets certain statutory requirements with respect to form and amount.

                  The Company believes that it is both an "issuing public corporation" and a "resident domestic corporation" subject to the Missouri takeover statutes described above. Missouri law defines each type of entity as including a Missouri corporation having: (i) one hundred or more shareholders;
(ii) its principal place of business, principal office or substantial assets in Missouri; and (iii) certain prescribed percentages of stock ownership by Missouri residents. While the Company believes it would be subject to such takeover statutes, there can be no assurance that a court of competent jurisdiction ultimately would so hold.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

                  Section 16(a) of the Securities Exchange Act of 1934, as amended, requires that our executive officers and directors, and persons who own more than ten percent of the Company's outstanding stock, file reports of ownership and changes in ownership with the Securities and Exchange Commission. To the knowledge of management, based solely on its review of such reports furnished to the Company and written representations that no other reports were required to be filed, all Section 16(a) filing requirements applicable to the Company's officers, directors and greater than ten percent beneficial owners were complied with during the fiscal year ended September 30, 2006.

                            APPOINTMENT OF AUDITORS

                  PricewaterhouseCoopers LLP served as the Company's independent accountants for fiscal 2006. The Board of Directors anticipates that representatives of PricewaterhouseCoopers LLP will be present at the Annual Meeting of Shareholders to respond to appropriate questions and to make a statement if they desire. The Board of Directors has not yet appointed independent accountants to be the

Company's auditors for fiscal 2007. The Company expects that the Company's auditors for fiscal 2006 will be appointed by the end of the second quarter of fiscal 2007.

                  The following table displays the aggregate fees for professional audit services for the audit of the financial statements for the fiscal years ended September 30, 2006 and 2005 and fees billed for other services during those periods by PricewaterhouseCoopers LLP.

                                                        2006             2005
                                                        ----             ----
             Audit fees(1)........................  $ 765,286         $1,097,874
             Audit related-fees...................         --                 --
             Tax fees(2)..........................         --                 --
             All other fees.......................         --                 --
                                                    ---------         ----------
             Total................................  $ 765,286         $1,097,874
                                                    =========         ==========

---------------------------

(1) Audit fees consisted of audit work performed with respect to the Company's financial statements as well as work generally only the independent auditors can reasonably be expected to provide, such as statutory audits.

(2) Tax fees consisted primarily of assistance with matters related to tax compliance and reporting.

                  Since the Audit Committee adopted the pre-approval policy described below, the Audit Committee pre-approved under that policy fees, which on a fiscal year basis, represented 100% of the "Audit fees" and 100% of the "Tax fees" in fiscal year 2006.

                  Consistent with Securities and Exchange Commission requirements regarding auditor independence, the Audit Committee has adopted a policy to pre-approve all audit and permissible non-audit services provided by the independent auditor. Under the policy, the Committee must pre-approve services prior to commencement of the specified service. The Audit Committee periodically reviews reports summarizing the services, including fees, provided by the independent auditor; a listing of pre-approved services provided; and a current projection presented similar to that included in this proxy statement, of the estimated annual fees to be paid to the independent auditors.

                           PROPOSALS OF SHAREHOLDERS

                  Under applicable regulations of the Securities and Exchange Commission, all proposals of shareholders to be considered for inclusion in the proxy statement for the 2008 Annual Meeting of Shareholders must be received at the offices of the Company, c/o Zsolt Rumy, Chairman of the Board, President, Chief Executive Officer and Secretary, 3101 McKelvey Road, St. Louis, Missouri 63044 by not later than ____________, 2007. The Company's By-Laws also prescribe certain time limitations and procedures which must be complied with for proposals of shareholders, including nominations of directors, to be considered at such annual meeting. The By-Laws of the Company provide that shareholder proposals which do not appear in the proxy statement may be considered at a meeting of shareholders only if written notice of the proposal is received by the Secretary of the Company not less than 30 and not more than 60 days before the annual meeting; provided, however, that, in the event that less than 40 days' notice or prior public disclosure of the date of the meeting is given or made to shareholders, notice by the shareholder to be timely must be received not later than the close of business on the tenth day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure was made.

                  Any written notice of a shareholder proposal must include the following information: (a) as to each person whom the shareholder proposes to nominate for election or re-election as a director, all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (including such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected); (b) as to any other business that the shareholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such shareholder; and (c) as to the shareholder giving the notice, (1) the name and address of such shareholder, as it appears ion the Company's books, and (2) the class and number of shares of the Company which are owned beneficially by such shareholder.

                                 ANNUAL REPORT

                  The annual report of the Company for the fiscal year ended September 30, 2006 has simultaneously been mailed to the shareholders of the Company.

                  A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED SEPTEMBER 30, 2006, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION (EXCLUDING EXHIBITS), MAY BE OBTAINED BY ANY SHAREHOLDER, WITHOUT CHARGE, UPON WRITTEN REQUEST TO JILL A. SCHMIDT, ZOLTEK COMPANIES, INC., 3101 MCKELVEY ROAD, ST. LOUIS, MISSOURI 63044, TELEPHONE NUMBER:
(314) 291-5110.


                                 OTHER MATTERS

                  The Company has adopted a Senior Executives Code of Ethics that applies to the Company's executive officers. The Senior Executives Code of Ethics may be obtained free of charge by sending a written request to Jill
A. Schmidt, Zoltek Companies, Inc., 3101 McKelvey Road, St. Louis, Missouri
63044.

                  The Board of Directors of the Company does not intend to present at the Annual Meeting any business other than that referred to in the accompanying Notice of Annual Meeting. As of the date hereof, the Board of Directors was not aware of any other matters which may properly be presented for action at the Annual Meeting. If, however, any other matters should properly come before the Annual Meeting, it is the intention of the persons named on the Proxy Card to vote the shares represented thereby in accordance with their judgment as to the best interest of the Company on such matters.


                                  ZSOLT RUMY
                                  Chairman of the Board, President,
                                    Chief Executive Officer and Secretary


January 23, 2007

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

                            ZOLTEK COMPANIES, INC.

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

                  The undersigned hereby appoints Zsolt Rumy and Kevin Schott, and each of them, with or without the other, proxies, with full power of substitution to vote, as designated below, all shares of stock that the signatory hereof is entitled to vote at the Annual Meeting of Shareholders of Zoltek Companies, Inc. to be held at the Hilton St. Louis Frontenac, Ambassadeur Ballroom, 1335 South Lindbergh Boulevard, St. Louis, Missouri on Wednesday, February 21, 2007, at 10:00 a.m., local time, and all adjournments thereof, all in accordance with and as more fully described in the Notice and accompanying Proxy Statement for such meeting, receipt of which is hereby acknowledged.

1.  ELECTION OF THREE CLASS II DIRECTORS

    [ ] FOR all nominees listed below                          [ ] WITHHOLD AUTHORITY
        (except as written to the contrary below)                  to vote for nominees as listed below

       CLASS II - JAMES W. BETTS, MICHAEL D. LATTA AND GEORGE E. HUSMAN

    (INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE
            WRITE THAT NOMINEE'S NAME IN THE SPACE PROVIDED BELOW.)

------------------------------------------------------------------------------

2. PROPOSAL TO APPROVE THE POSSIBLE ISSUANCE OF SHARES OF THE COMPANY'S COMMON STOCK UPON CONVERSION OR EXERCISE OF SECURITIES ISSUED IN THE COMPANY'S PRIVATE PLACEMENTS IN MAY 2006, JULY 2006, OCTOBER 2006 AND DECEMBER 2006 OF AN AGGREGATE OF UP TO $30.0 MILLION PRINCIPAL AMOUNT OF SENIOR SECURED CONVERTIBLE NOTES AND WARRANTS TO CERTAIN INSTITUTIONAL INVESTORS IN THE COMPANY.

    [ ] FOR                    [ ]  AGAINST                    [ ] ABSTAIN

3. IN THEIR DISCRETION, UPON ANY BUSINESS WHICH MAY PROPERLY COME BEFORE THE MEETING AND ALL ADJOURNMENTS THEREOF.

    [ ] FOR                    [ ]  AGAINST                    [ ] ABSTAIN

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER(S). IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" EACH OF THE NOMINEES LISTED ABOVE IN THE ELECTION OF DIRECTORS AND "FOR" APPROVAL OF PROPOSAL 2 ABOVE.

Dated this _____ day of ____________________________, 2007.

        PLEASE DATE, SIGN AND MAIL PROMPTLY IN THE ENCLOSED ENVELOPE.


                                  ----------------------------------------------

                                  ----------------------------------------------
                                                 Signature

                                   Please date and sign in the exact name in which you own the Company's Common Stock. Executors, administrators, trustees and others acting in a representative or fiduciary capacity should so indicate when signing.

                                   APPENDIX

Page 11 of the proxy statement contains a Performance Graph. The information contained within the graph is presented in a tabular format immediately following the graph.